SHAREHOLDER LOCK-UP AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of November 30, 2009 by and between Sino Gas International Holdings, Inc., a Utah corporation (the “Company”), and the persons set forth on the signature pages hereto (each a “Management Shareholder” and collectively, the “Management Shareholders”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, the Company intends to enter into a private placement financing transaction with certain accredited investors (the “Purchasers”) whereby the Company will sell and issue to the Purchasers, the Company’s 8% Senior Secured Convertible Notes in the aggregate principal amount of up to Ten Million United States dollars (“Dollars”) ($10,000,000), subject to a twenty percent (20%) over-allotment in the Company’s sole discretion.

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), by and among the Company and the Purchasers, and certain other papers, agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”).

WHEREAS, in order to induce the Company and the Purchasers to enter into the Financing Transaction, the Management Shareholders have agreed not to sell any shares of the Company’s Common Stock that such Management Shareholders presently own on the date hereof, or may acquire on or after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the “Lock-Up Shares”).

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.            Restriction on Transfer; Term. Each Management Shareholder hereby agrees with the Company that such Management Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”), any of the Lock-Up Shares and shall not Transfer such shares until the earlier of (i) two years from the date hereof and (ii) one hundred eighty (180) days following the date on which the Company’s listing on a Major Stock Exchange becomes effective.  Notwithstanding the foregoing, the entry by the Management Shareholders into the Pledge Agreement of even date herewith and the performance by the Management Shareholders of their obligations under such Pledge Agreement shall not be deemed a Transfer in contravention of this Agreement.

2.            Ownership. During the Lock-Up Period, the Management Shareholders shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Pledge Agreement or the other Transaction Documents whereby any benefits, rights, title or otherwise shall inure to the Purchasers.

3.            Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and/or the Pledge Agreement.

4.            Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by electronic mail or facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced, in the case of facsimile transmissions by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Sino Gas International Holdings, Inc.
No. 18 Zhong Guan Cun Dong St.
Haidian District
Beijing, P.R. China
Attention: Yuchuan Liu, Chairman and CEO

With a copy to:

Jiannan Zhang
Cadwalader, Wickersham & Taft LLP
2301 China Central Place Tower 2
No. 79 Jianguo Road, Beijing 100025, China
Fax: (86-10) 6599-7300

If to the Purchasers, to the addresses listed on Schedule I hereto:

With a copy to:

Axiom Capital Management, Inc.
780 Third Avenue, 43rd floor
New York, NY 10017-2024
Fax: (212) 521-3888
Attention:  Mark D. Martino, President

If to the Management Shareholders, to such Management Shareholder c/o of the Company at the address set forth above.

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5.            Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto following the prior written consent of the holders of a majority in aggregate principal amount of the Notes.

6.            Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

8.            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9.            Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

10.            Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any Management Shareholder without the prior written consent of the Company and the holders of a majority in aggregate principal amount of the Notes. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.            Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12.            Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, by facsimile or other electronic transmission, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties hereto.

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[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

SHAREHOLDER

By:
Name:

SHAREHOLDER

By:
Name: